Exhibit 10.30

LAWSON SOFTWARE, INC.

Amendment No. 2 to

EXECUTIVE CHANGE IN CONTROL
SEVERANCE PAY PLAN
for Tier 1 Executives

Amendment No. 2 Adopted November 8, 2007

This Amendment No. 2 (“Amendment No. 2”) modifies the Lawson Software, Inc. Executive Change in Control Severance Pay Plan for Tier 1 Executives dated January 17, 2005 and Amendment No. 1 to that plan dated June 26, 2007 (that plan, as amended by Amendment No. 1 is referred to as the “Tier 1 Plan”).  All of the capitalized terms not otherwise defined in this Amendment No. 2 have the same respective meanings as contained in the Tier 1 Plan.  The sections or paragraphs of the Tier 1 Plan that are not expressly modified or replaced by this Amendment No. 2 shall remain in effect pursuant to their terms.

1.                                                   New Definitions of “Cause,” “Good Reason,” and “Tier 1.”  Section 1 of Amendment No. 1 is deleted in its entirety and shall have no force or effect.  Sections 1.2.3, 1.2.13 and 1.2.20 of the Tier 1 Plan are deleted and replaced in their entirety by the following new Sections 1.2.3, 1.2.13 and 1.2.20 effective on and after November 8, 2007:

                                                                1.2.3.   Cause — the termination of the Participant’s employment initiated by the Employer because of:  (1) if the Participant has entered into any written and executed contract(s) with the Employer, any material breach by the Participant of such contract (as reasonably determined by the Employer) and which is not or cannot reasonably be cured within 10 days after written notice from the Employer to the Participant; (2) any material violation by the Participant of the Employer’s policies, rules or regulations (as reasonably determined by the Employer) and which is not or cannot be reasonably cured within 10 days after written notice from the Employer to the Participant; or (3) commission of any material act of fraud, embezzlement or dishonesty by the Participant (as reasonably determined by the Employer).

                                                                1.2.13  Good Reason — the occurrence of any of the following events:  (1) a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the Change in Control; (2) a reduction in the Participant’s Base Pay as in effect immediately prior to a Change in Control; (3) a material modification of the Employer’s incentive compensation program (that is adverse to the Participant) as in effect immediately prior to a Change in Control; (4) a requirement by the Employer that the Participant be based anywhere other than within thirty miles of the Participant’s work location immediately prior to a Change in Control (with exceptions for temporary business travel that is consistent in both frequency and duration with the Participant’s business travel before the Change in Control); or (5) except as otherwise required by applicable law, the failure by the Employer to provide employee benefit programs and plans (including any stock ownership and stock purchase plans) that provide substantially similar benefits, in terms of aggregate monetary value, at substantially similar costs to the Participant as the benefits provided in effect immediately prior to a Change in Control.  Termination or reassignment of the Participant’s employment for Cause, or by reason of Disability or death, are excluded from this definition.

                                                                1.2.20  Tier 1  — each individual who continues to meet any of the following requirements:  (1) the Chief Executive Officer of the Principal Sponsor (“CEO”), (2) the Chief Financial Officer of the Principal Sponsor (CFO) or (3) an executive officer of the Principal Sponsor, as determined by the Board of Directors of the Principal Sponsor based on Rule 3b-7 of the U.S. Securities Exchange Act.

2.                                                   Effective Date of Amendment.  This Amendment No. 2 has been approved and adopted by the Board of Directors of Lawson Software, Inc. on November 8, 2007, and takes effect pursuant to Section 8.1 of the Tier 1 Plan on November 8, 2007.